Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2011 (May 6, 2011, as to Note 16) relating to the consolidated financial statements of LinkedIn Corporation and subsidiaries (“the Company”), appearing in the Prospectus dated May 18, 2011 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-171903 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 24, 2011